Exhibit 99.1

ANI Pharmaceuticals Acquires Inderal® XL and InnoPran XL®

BAUDETTE, Minn., Feb. 24, 2017 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (Nasdaq: ANIP) today announced that it has acquired Inderal® XL from Cranford Pharmaceuticals, LLC and InnoPran XL® from Holmdel Pharmaceuticals LP. The acquired assets include the NDA and trademark for InnoPran XL® including a license to an Orange Book listed patent, and a distribution license and trademark for Inderal® XL as well as finished goods inventory of both products. Inderal® XL and InnoPran XL® are currently available in 80mg and 120mg sustained release capsules and are indicated for hypertension. Inderal® XL and InnoPran XL® generated combined sales of $23.3 million in calendar year 2016, according to IMS Health. The acquisitions were funded through a combination of cash and debt.

In conjunction with today's announcement, ANI has immediately begun selling both Inderal® XL 80mg and 120mg sustained release capsules as well as InnoPran XL® 80mg and 120mg sustained release capsules under their current labels. ANI will transition both products to the ANI label at a future date.

Arthur S. Przybyl, ANI's President and CEO stated, "We are excited to add these two patent protected products to our existing brand business and to further extend our commercial portfolio of brand and generic extended release beta blockers."

About Inderal® XL capsules

Inderal® XL is a beta adrenergic blocker indicated for the treatment of hypertension, to lower blood pressure. Lowering blood pressure reduces the risk of fatal and nonfatal cardiovascular events, primarily strokes and myocardial infarctions.

About InnoPran XL® capsules

InnoPran XL® is a beta adrenergic blocker indicated for the treatment of hypertension, to lower blood pressure. Lowering blood pressure reduces the risk of fatal and nonfatal cardiovascular events, primarily strokes and myocardial infarctions.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects , the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com